UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 3, 2021

Spark Networks SE
(Exact name of registrant as specified in its charter)

Germany	001-38252	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Kohlfurter Straße 41/43
Berlin Germany 10999
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (+49) 30 868 000
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
American Depository Shares each representing one-tenth of an ordinary share	LOV	NYSE American
Ordinary shares, €1.00 nominal value per share*	LOV	NYSE American
* Not for trading purposes, but only in connection with the registration of American Depository Shares pursuant to the requirements of the Securities and Exchange Commission.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01    Change in Registrant’s Certifying Accountant.

On June 3, 2021, the Audit Committee of the Board of Directors of Spark Networks SE (the “Company”) approved the dismissal of KPMG AG Wirtschaftsprüfungsgesellschaft (“KPMG”) as the Company’s independent registered public accounting firm, effective on June 3, 2021, and approved the appointment of BDO USA, LLP (“BDO”) as the Company’s new independent registered public accounting firm, subject to approval by the Company’s shareholders at the Company’s 2021 annual meeting of shareholders.

During the Company’s two most recent fiscal years ended December 31, 2020 and 2019, and the subsequent interim period through June 3, 2021, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and KPMG on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference to the subject matter of the disagreement in connection with their reports on the Company’s consolidated financial statements for 2020 and 2019.

During the two most recent fiscal years ended December 31, 2020 and 2019, and the subsequent interim period through June 3, 2021, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except the existence of material weaknesses reported in Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed on March 31, 2021 summarized as follows:

•The Company did not adequately design certain key controls at a sufficient level of precision, including account reconciliation and debt controls, to address relevant financial reporting risks including inadequate design of procedures to ensure completeness and accuracy of underlying reports and data used when executing the control.

•The Company did not design and maintain formal and effective controls over certain information technology general controls (“ITGCs”) for IT systems that are relevant to the preparation of the financial statements.

•The Company did not design and maintain adequate controls to analyze and account for Value Added Tax (VAT) and sales tax obligations, to address relevant financial reporting risks over timely payment and accrual recognition which could adversely affect the completeness and accuracy of related balances.

•The Company did not have an adequate number of individuals within its accounting and financial reporting function with sufficient training in US GAAP and SEC reporting standards, including understanding of new accounting standards and accounting for significant estimates including goodwill, and the impact on the Company’s internal controls over financial reporting.

•The Company utilized third party specialists in connection with the valuation of the underlying assets acquired and liabilities assumed in the Spark Networks / Zoosk Merger, accounting for its United States income tax provision, and in the annual impairment test performed over the Company’s goodwill and indefinite-lived intangible assets. The Company did not have a sufficient number of adequately trained personnel within the organization to provide appropriate oversight over these specialists, to sufficiently understand the complexities of the related estimates, or to sufficiently review certain assumptions and calculations performed by these specialists.

The audit reports of KPMG on the Company’s consolidated financial statements for each of the two most recent fiscal years ended December 31, 2020 and 2019 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

The Company provided KPMG with a copy of the disclosures it is making in this Current Report on Form 8-K and requested that KPMG furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether they agree with the above statements. A copy of the letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

During the Company’s two most recent fiscal years ended December 31, 2020 and 2019, and the subsequent interim period through June 3, 2021, neither the Company nor anyone on its behalf has previously consulted with BDO regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's consolidated financial statements, and BDO did not provide either a written report or oral advice to the Company that BDO concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a "disagreement" or a "reportable event" (as defined in Item 304(a)(1)(iv) and Item 304(a)(1)(v) of Regulation S-K, respectively).

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit No.    Description
16.1        Letter from KPMG dated June 8, 2021

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARK NETWORKS SE

Dated: June 8, 2021	By:	/s/ Gitte Bendzulla
Gitte Bendzulla
Chief Operating Officer and Chief Legal Officer